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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2002

Thomas Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22010 (Commission File Number)	72-0843540 (I.R.S. Employer Identification No.)
5221 N. O'Connor Blvd., Suite 500 Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

(972) 869-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

The Index to Exhibits is on Page 4 of 5

Item 5. Other Events.

        On November 26, 2002, Thomas Group, Inc. (the "Company") completed the restructuring of its revolving credit facility with its lender, Comerica Bank of Texas. The restructured facility consists of $3.0 million revolving line of credit and a $5.0 million term loan. Terms of the restructured facility are included as Exhibit 10.9 with this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC. (Registrant)
Date: December 27, 2002	By:	/s/ JOHN R. HAMANN John R. Hamann, President & Chief Executive Officer

Index to Exhibits

Exhibit Number	Description	Sequential Page Number
10.9	Second Amended and Restated Revolving Credit Loan Agreement	5

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  Item 5. Other Events.
SIGNATURES
Index to Exhibits